SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    Form 8-K



                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 15, 2001
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                                   NET 2 L.P.
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             (Exact Name of Registrant as specified in its charter)


        Delaware                      33-25984                    13-3497738
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(State or other jurisdiction       (Commission File             (IRS Employer
       of incorporation)               Number)               Identification No.)


                    c/o Lexington Corporate Properties Trust
                  355 Lexington Avenue New York, New York 10017
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               (Address of Principal Executive Offices) (Zip Code)



                                 (212) 692-7260
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               Registrant's telephone number, including area code



                                 Not Applicable
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          (Former name or former address, if changed since last report)



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ITEM 5.  Other Events

               On November 15, 2001, Net 2 L.P., a Delaware limited partnership (the "Company"), together with Net 1 L.P., a Delaware limited partnership (together with the Company, the "Net Partnerships"), announced that a majority of the limited partners of each of the Net Partnerships have consented to the acquisition of their respective partnerships by Lexington Corporate Properties Trust, a Maryland statutory real estate investment trust (NYSE: LXP) ("Lexington"), in a merger transaction valued at approximately $136.8 million.

               The merger remains subject to approval by a majority in interest of Lexington's shareholders, and to customary closing conditions. Lexington's shareholders will vote on the merger at a special meeting to be held on November 28, 2001.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

              (a)    Not applicable

              (b)    Not applicable

              (c)    Exhibits

                     99.1  Press release of the Company dated November 15, 2001.



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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              NET 2 L.P.

                              By:  Lepercq Net 2 L.P., its general partner


                                   By:  Lepercq Net 2 Inc., its general partner


Date: November 20, 2001                 By:  /s/ E. Robert Roskind
                                             --------------------------
                                                E. Robert Roskind
                                                President



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                                  EXHIBIT INDEX
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Exhibit No.    Exhibit
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99.1           Press release of the Company dated November 15, 2001.